                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 52 to File No.
002-60770;  Amendment  No. 52 to File No.  811-02806)  of  Delaware  Group  Cash
Reserve of our report dated May 12, 2006,  included in the 2006 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
July 19, 2006